UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
November 9, 2010
Date of report (Date of earliest event reported)
STONE ENERGY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1-12074	72-1235413

(State or Other	(Commission File	(IRS Employer
Jurisdiction of	Number)	Identification No.)
Incorporation)

625 E. Kaliste Saloom Road
Lafayette, Louisiana	70508

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (337) 237-0410
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 1.01 Entry into a Material Definitive Agreement
     On November 9, 2010, Stone Energy Corporation, a Delaware corporation (“Stone”), entered into an Amendment No. 3 (the “Amendment”) to the Second Amended and Restated Credit Agreement (the “Credit Agreement”) dated as of August 28, 2008. On August 28, 2008, Stone entered into the Credit Agreement, maturing July 1, 2011, through a syndicate of banks. As of November 9, 2010, the Credit Agreement is guaranteed by Stone Energy Offshore, L.L.C., a Delaware limited liability company and a wholly owned subsidiary of Stone (“Stone Offshore”). Stone Offshore reaffirmed its guarantee of the obligations as amended by the Amendment. The borrowing base under the credit facility has been confirmed by Stone’s bank group at $395 million as of October 29, 2010. The Amendment permits Stone to issue up to $150 million in unsecured notes pursuant to an indenture entered into by Stone, Stone Offshore and The Bank of New York Mellon Trust Company, N.A., as trustee, dated as of January 26, 2010 (the “2010 Indenture”), in addition to those unsecured senior notes due 2017 that are outstanding under the 2010 Indenture on the date of the Amendment. The Amendment further provides that on the date of the issuance of any additional debt after November 9, 2010 under the 2010 Indenture, the borrowing base under the credit facility will be automatically reduced by an amount equal to 30% of the amount of such debt.
     As of November 3, 2010, Stone had $50 million of outstanding borrowings under its bank credit facility and letters of credit totaling $63.1 million had been issued pursuant to the bank credit facility, leaving $281.9 million of availability under the bank credit facility. Stone’s bank group includes Bank of America, N.A. as administrative agent; BNP Paribas, Natixis, and the Bank of Nova Scotia as syndication agents; Capital One, N.A. and Toronto Dominion LLC as documentation agents; and Allied Irish Banks p.l.c., Barclays Bank PLC, Regions Bank, U.S. Bank, Whitney National Bank, JPMorgan Chase Bank, N.A. and Sumitomo Mitsui Banking Corporation as participating banks.
     The foregoing description of the Amendment is a summary and is qualified in its entirety by reference to such Amendment, a copy of which is filed herewith as Exhibit 4.1 and is incorporated herein by reference.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The information included, or incorporated by reference, in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03 of this Current Report on Form 8-K.
Item 7.01. Regulation FD Disclosure.
     On November 12, 2010, Stone issued a press release which announced that it intends to publicly offer $100 million aggregate principal amount of Senior Notes due 2017. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 7.01.
     In accordance with General Instruction B.2 of Form 8-K, the information in this report, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (“Exchange Act”) or otherwise subject to the liabilities of that section, nor shall such information, including Exhibit 99.1, be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.
Item 8.01. Other Events.
     Stone announced on November 12, 2010 that it intends, subject to market conditions, to publicly offer $100 million aggregate principal amount of Senior Notes due 2017. The Senior Notes will be fully and unconditionally guaranteed by Stone Energy Offshore, L.L.C., a wholly-owned subsidiary of Stone. Stone intends to use the net proceeds from the offering for general corporate purposes, which will include the repayment of borrowings under its bank credit facility and the payment of amounts due related to the acquisition of additional lease acreage in Appalachia. A shelf registration statement relating to the securities has been filed with the SEC and became effective May 18, 2009. The offering and sale of the senior notes will be made pursuant to this effective shelf registration statement.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits

4.1	Amendment No. 3 to the Second Amended and Restated Credit Agreement dated as of August 28, 2008.

99.1	Press release dated November 12, 2010, “Stone Energy Corporation Announces Public Offering of $100 Million of Senior Notes.”

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, Stone Energy Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STONE ENERGY CORPORATION
Date: November 12, 2010	By:	/s/ J. Kent Pierret
J. Kent Pierret
Senior Vice President, Chief Accounting Officer and Treasurer

EXHIBIT INDEX

Exhibit
Number	Description
4.1	Amendment No. 3 to the Second Amended and Restated Credit Agreement dated as of August 28, 2008.
99.1	Press release dated November 12, 2010, “Stone Energy Corporation Announces Public Offering of $100 Million of Senior Notes.”